Exhibit 10.1


                        STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of June 26, 1996, by and between THE STEPHAN CO., a Florida corporation ("Stephan"), SORBIE ACQUISITION CO., a Pennsylvania corporation (the "Corporation"), CHARLES V. HALL (the "Majority Stockholder") and the individuals and entity listed in Schedule 1 hereto (the "Preferred Stockholders", and together with the Majority Stockholder, the "Stockholders"), and with respect to Section 9 hereof only, Donald S. Chadwick, Apollo Trust Company, as trustee for John C. Bryan, II, IRA, and John C. Bryan, II.

                             WITNESSETH:

     WHEREAS, the Stockholders are the owners of all of the issued and outstanding capital stock of the Corporation, which is principally engaged in the distribution of professional hair care products sold in premium beauty salons;

     WHEREAS, the Stockholders desire to sell to Stephan and Stephan desires to purchase from the Stockholders all of the capital stock owned by the Stockholders in the Corporation (the
"Stock"), all in the manner and subject to the terms and conditions hereinafter set forth; and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby, to prescribe the terms thereof and to impose various conditions precedent thereto.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

     1.     Exchange of Stock.

          1. 1.  Exchange of Stock.

On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), each Stockholder shall sell, convey, transfer, assign and deliver to Stephan, and Stephan shall purchase and acquire from each such Stockholder, all right, title and interest of such Stockholders, legal or equitable, in and to the number of shares of Stock set forth opposite such Stockholder's name on Schedule 1 hereto under the caption "Shares of Stock to be Sold." The certificates evidencing the Stock shall be delivered at the Closing (as hereinafter defined) to Stephan, free and clear of all liens, claims, security interests and encumbrances, accompanied by duly executed stock powers. The purchase price to be paid to each Stockholder listed on Schedule 1 in consideration of the Stock of such Stockholder shall be paid by (i) the issuance to the Majority Stockholder of one (1) share of non-registered restricted Stephan common stock, par value $.Ol per share (the "Restricted Stephan Stock"), and (ii) the issuance to the Preferred Stockholders of 13,732 shares of restricted Stephan common stock, par value $.Ol per share, as such shares may be adjusted for any stock splits, stock dividends or similar adjustments by Stephan from the date hereof until the Closing Date, which Stephan agrees to use its reasonable best efforts to register on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after the Closing (the "Registered Stephan Stock" and, together with the Restricted Stephan Stock, the "Stephan Stock"). The Restricted Stephan Stock and the Registered Stephan Stock shall be delivered to the Majority Stockholder and the Preferred Stockholders, respectively, at the Closing. The Registered Stephan Stock shall be allocated to the Preferred Stockholders in the amounts set forth on Schedule 1.

          1.2.   (a)    Assumption of and Cancellation of Debt
                        and Certain Liabilities.

In addition to payment in the form of the Stephan Stock provided for in Section 1.1 hereof, Stephan shall (i) contribute to its capital that certain Secured Subordinated Debenture, dated July 20, 1994, made by the Corporation in favor of Stephan in the principal amount of $500,000,
(ii) replace that certain Secured Promissory Note, dated July 22, 1994, made by the Corporation in favor of Redken Laboratories, Inc. ("Redken") (the "Redken Note") in the principal amount of $3,250,000 with a cash payment of $500,000 and the execution and delivery of a promissory note made by Stephan to Redken in the principal amount of $2,000,000,
(iii) assume that certain promissory note in the principal amount of $52,000 payable to John C. Bryan II and (iv) assume the Corporation's outstanding debt under that certain Business Loan Agreement, dated July 13, 1994, between Northside Bank, Trevor Sorbie of
America, Inc. and the Corporation in an amount equal to $200,000.

          (b) Existing Employment Agreement.

In addition, Stephan shall assume all the liabilities of Trevor Sorbie of America, Inc., a wholly-owned subsidiary of the Corporation ("TSA"), owing to the Majority Stockholder under the Existing
Employment Agreement (as defined in Section 2.25 hereof) which exist as of the Closing (but not any liabilities or obligations thereafter under such Agreement). On or prior to the Closing, the Majority Stockholder and Stephan shall enter into an agreement reflecting Stephan's assumption of the aforesaid liabilities and the method of payment of such liabilities. Upon the execution of such agreement, the Existing Employment Agreement shall terminate, without any further liability to Stephan, TSA or the Corporation.

          1.3.  Closing Date.

The closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at the offices of Stephan, 1850 W. McNab Road, Ft. Lauderdale, FL 33309 at 10:00 A.M., on
June 27, 1996, or at such other place and/or on such other date and time as shall be agreed upon by Stephan and the Majority Stockholder (the "Closing Date").

     2. Representations and Warranties of the Corporation and the Stockholders.

The Corporation and the Majority Stockholder hereby, jointly and severally, and, where specifically indicated herein, the Preferred Stockholders hereby severally, represent and warrant to, and covenant and agree with, Stephan as follows:

          2.1. Organization, Standing and Power.

The Corporation is a corporation duly organized, validly existing and in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Schedule 2.1 hereto sets forth all states and other jurisdictions in which the Corporation is duly qualified and in good standing to do business as a foreign corporation. There are no other states or jurisdictions in which the character and location of the properties owned or leased by it, or the conduct of its business, make such qualification necessary. Copies of the Corporation's Articles of Incorporation and all amendments thereto, and of the Corporation's By-Laws as amended to date, have heretofore been furnished to Stephan and are complete and correct. The Corporation's minute books contain complete and accurate records of all meetings and other corporate actions, including, without limitation, actions by unanimous written consent of the stockholders and Board of Directors of the Corporation (including committees of its Board of Directors).

          2.2.   Capitalization.

The authorized capital stock of the Corporation consists solely of 10,000 shares of common stock, of which 6,400 shares are issued and outstanding, and nine (9) shares of preferred stock, $25,000 par value, of which nine (9) shares are issued and outstanding. All issued shares of Stock have been duly and validly issued and are fully paid and nonassessable. All prior offerings and sales of the capital stock of the Corporation have been made in accordance with all Federal and state securities laws.
There are no options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which the Corporation is a party or otherwise bound which provide for the purchase or issuance by the Corporation of any authorized but not outstanding, or authorized and outstanding, shares of capital stock of the Corporation.
There is no personal liability attached to the Stock. Each
Stockholder hereby irrevocably waives any preemptive or similar rights which he/it may have in respect of the securities of the Corporation. The Corporation and the Majority Stockholder hereby represent and warrant that no person, other than the Stockholders, has any preemptive or similar rights in respect of any securities of the Corporation.

          2.3.  Interests in Other Entities.

Except as set forth in Schedule 2.3 hereto, the Corporation does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (ii) have any ownership interest direct or indirect, of record or beneficially, in any unincorporated entity, or (iii) have any obligation, direct or indirect present or contingent to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or to share any profits or capital investments in other persons or entities, or both.

          2.4.  Authority.

The Corporation and each of the Stockholders hereby represent and warrant that the execution and delivery by the Corporation and the Stockholders of this Agreement and all of the agreements, Schedules, Exhibits, documents and instruments specifically provided hereunder to be executed and/or delivered by any or all of them (all of the foregoing, including this Agreement, being hereinafter sometimes collectively referred to as the "Executed Agreements"), the performance by the Corporation and any or all of the Stockholders (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, and the consummation of the transactions contemplated by the Executed Agreements, have been duly and validly authorized by all necessary corporate action on the part of the Corporation and by the Stockholders, and the Corporation has all necessary corporate power with respect thereto. The Executed Agreements are, or when executed and delivered by the delivering parties shall be, the valid and binding obligations of the delivering parties, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by the Corporation and any or all of the Stockholders (to the extent that they are parties thereto) of the Executed Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by the Corporation and any or all of the Stockholders (to the extent that they are parties thereto) of their respective obligations under the Executed Agreements, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Corporation, (ii) give rise to a default or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to the Corporation, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation or any Stockholder is a party or by which it or any of its properties or assets may be bound, (iii) violate any order, writ injunction, decree, law, statute, rule or regulation applicable to the Corporation or any of the Stockholders or any of their respective properties or assets, (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the properties or assets of the Corporation, or (v) interfere with or otherwise materially and adversely affect the ability of the Corporation to carry on its business as now conducted.

          2.5.  Financial Statements.

The Corporation has delivered to Stephan true and complete copies of its consolidated unaudited balance sheet as of May 31, 1996
(the "Balance Sheet"), and the related unaudited statements of income, retained earnings and cash flows for the period ending May
31, 1996 (collectively, with the Balance Sheet, the "Interim
Financial Statements"), and true and complete copies of its audited balance sheets and the related audited statements of income, retained earnings and cash flows for the periods ended December 31, 1995 and 1994 will be delivered within 45 days of the Closing Date. All of such financial statements, including any notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved subject in respect to the Interim Financial Statements, to normal year-end audit adjustments, none of which are material (except as may be otherwise expressly stated in said financial statements and notes thereto or in Schedule 2.5 hereto) and such financial statements fairly present the financial position of the Corporation at the dates thereof and the results of its operations for the periods as indicated. The books and records of the Corporation are in all material respects complete and correct have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition and results of operations of the Corporation as set forth in the financial statements referred to herein. The audited financial statements agreed to be prepared by the Corporation pursuant to Section 4.5 hereto, are being prepared in accordance with GAAP, and, when completed, will fairly present the financial position of the Corporation on the dates thereof and the results of operations for the periods indicated.

          2.6.  Absence of Undisclosed Liabilities.

The Corporation does not have any liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise which have not been (i) in the case of liabilities, commitments and obligations of a type customarily reflected on the corporate balance sheet of the Corporation, reflected on the Balance Sheet in accordance with GAAP, (ii) in the case of all other types of liabilities and obligations, described in
Schedule 2.6 hereto, or (iii) incurred, consistent with past practice, in the ordinary course of business since the date of the Balance Sheet and which are not material either individually or in the aggregate.

          2.7.  Properties.

Except as set forth in Schedule 2.7 hereto, the Corporation has good title to all of the properties and assets (real, personal and mixed, tangible and intangible) reflected on the Balance Sheet or thereafter acquired or which it purports to own (except properties or assets sold or otherwise disposed of in the ordinary course of business subsequent to the date of the Balance Sheet), free and clear of all mortgages, liens, pledges, charges or encumbrances of or any nature whatsoever, except those referred to in the Balance Sheet. Schedule 2.7 also contains an accurate list setting forth all (i) real property owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by the Corporation and
(ii) significant personal property leased by or to the Corporation or subject to a title retention or conditional sales agreement or other security device. All leases listed in Schedule 2.7 are valid, binding and enforceable in accordance with their terms, and are in full force and effect, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws; there are no existing defaults by the Corporation thereunder; no event of default has occurred which (whether with or without notice, lapse of time or both) would constitute a default by the Corporation thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of the rights and obligations of the Corporation under such leases.

          2.8.  Accounts Receivable.

The accounts receivable reflected on the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of the reserve for bad accounts reflected therein, and are not subject to any offsets. The accounts receivable of the Corporation which were thereafter added are good and collectible in the ordinary course of business at the aggregate amounts recorded on the books of account, less the amount of the reserve for bad accounts reflected therein (which reserve has been established on a basis consistent with prior practice and in accordance with GAAP) and are not subject to any offsets.

          2.9.  Absence of Certain Changes.

Except as and to the extent set forth in Schedule 2.9 hereto, since the date of the Balance Sheet, the Corporation has not:

               (i) suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, business, operations or prospects;

               (ii) incurred any material liabilities or obligations except items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $5,000
(counting obligations or liabilities arising from one transaction or a series or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or experienced any increase in, or change in any assumption underlying or methods of calculating, any bad debt, contingency or other reserves;

               (iii) paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

               (iv) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except those disclosed pursuant to Section 2.7 hereof;

               (v) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which are material;

               (vi) canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

               (vii) disposed of or permitted to lapse any rights to use any patent trademark, trade name or copyright or disposed of or disclosed (except as necessary in the conduct of its business) to any person any trade secret formula, process or know-how;

               (viii)  granted any general increase in the
compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, and, unless otherwise set forth in Schedule 2.9, no such increase is customary on a periodic basis or is required by agreement or understanding;

               (ix)  made any single capital expenditure or
commitment in excess of $5,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures and commitments in excess of $5,000 (on a consolidated basis) for additions to property, plant, equipment or intangible assets;

               (x)  declared, paid or set aside for payment
any dividend or other distribution in respect of its capital stock;

               (xi) made any change in any method of accounting or accounting practice.;

               (xii) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, debtholders, stockholders or employees or any "affiliate" or "associate" of any of its officers, directors, noteholders, stockholders or employees (as such terms are defined in Rules 405 promulgated under the Securities Act), except for compensation to officers and employees at rates not materially exceeding the rates of compensation paid during the year ended December 31, 1995; and

               (xiii) agreed, whether in writing or
otherwise, to take any action described in this Section unless such action is specifically excepted from this Section or described in
Schedule 2.9.

          2.10. Tax Matters.

Except as set forth in Schedule 2.10 hereto, the Corporation has filed with the appropriate governmental agencies all federal, state, local or foreign tax returns and reports required to be filed by it ("Returns"), and has paid in full or made adequate provision for the payment of, all taxes of every nature, including, but not limited to, income, sales, franchise and withholding taxes ("Taxes"), together with interest, penalties, assessments and deficiencies shown to be due or claimed to be due on such Returns. The provisions for income and other taxes reflected on the Balance Sheet are adequate for all accrued and unpaid taxes of the Corporation as of the date of the Balance Sheet, whether (i) incurred in respect of or measured by income of the Corporation for any periods prior to the close of business on that date, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior to that date. The provision for Taxes reflected on the books of account of the Corporation is adequate for all Taxes of said entity which accrued since the date of the Balance Sheet. There are no filed or other known tax liens upon any property or assets of the Corporation. The
Corporation has not executed or filed with any governmental authority any agreement extending the period for the assessment or collection of any Taxes, and it is not a party to any pending or, to the Corporation's or Majority Stockholder's best knowledge, threatened action or proceeding by any governmental authority for the assessment or collection of Taxes. To the best knowledge of the Corporation and the Majority Stockholder, no issue has arisen in any examination of the Corporation by any governmental authority that if raised with respect to any other period not so examined would, if upheld, result in a material deficiency for any other period not so examined. There is no unresolved written claim by a governmental authority in any jurisdiction where the Corporation does not file Returns that it is or may be subject to taxation by such jurisdiction. There has been no examination or audit with respect to Taxes with respect to any year. The Corporation is not required to make any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a change in accounting method or otherwise and, to the best knowledge of the Corporation and the Majority Stockholder, neither the Internal Revenue Service nor any other governmental authority has proposed any such adjustment or change in accounting method in respect of the Corporation, which proposal is currently pending and the Corporation does not have an application pending with any governmental authority requesting permission for any change in accounting method that relates to its business and/or operations. There shall be no unpaid corporate surcharges at the Closing Date for which the Corporation shall be liable.

          2.11. Litigation.

Except as set forth in Schedule 2.11
hereto, there are no suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending, or to the best knowledge of the Corporation and the Majority Stockholder, threatened against or affecting, or which may affect, the Corporation or any of its properties, assets or businesses or the transactions contemplated hereby. The claims described in Schedule 2.11 do not materially and adversely affect, or will not materially and adversely affect the Corporation or any of its properties, assets or businesses. There are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against the Corporation which are not satisfied.

          2.12.  No Violation of Law.

The Corporation is neither engaged in any activity nor omitting to take any action as a result of which it is or would be in violation of any law, rule, regulation, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Corporation or any of its properties, products, operations, businesses, pension or other employee benefit plans, labor practices, or employees, including, without limitation, the rules and regulations of the United States Food and Drug
Administration and any similar governmental authority of any state, any laws, rules and regulations relating to air, water, solid or liquid waste disposal practices, health or safety practices, advertising practices or hiring, promotion or retirement practices, the violation of which may result in a material and adverse effect on the business or condition (financial or otherwise) of the Corporation.

          2.13. Intellectual Property.

Schedule 2.13 hereto lists all licenses, patents, copyrights, or trademarks owned or used by the Corporation in the conduct of its business and all applications therefor (the "Intellectual
Property"). Each trademark registration and/or application listed in Schedule 2.13 has been to the extent indicated on such Schedule duly registered with or filed in or issued by the United States
Patent and Trademark Office or such other government entity as indicated in such Schedule and such registrations and filings remain in full force and effect. No officer or director, stockholder or employee of the Corporation nor any of their affiliates or associates (each as defined in the Securities Act) has any ownership or other interest in any of the Intellectual Property. To the best knowledge of the Corporation and the Majority Stockholder, none of the Intellectual Property is being infringed upon by, or infringes, any licenses, patents, copyrights, trademarks or other intellectual property rights of any other person or entity. Except as set forth in Schedule 2.13, the validity of the Intellectual Property and the title thereto of the Corporation have not been questioned in any litigation or governmental inquiry proceeding to which the Corporation, or to the best knowledge of the Corporation and the Majority
Stockholder, any predecessor, is or was a party, and, to the best knowledge of the Corporation and the Majority
Stockholder, no such litigation, governmental inquiry or proceeding is threatened. The conduct of the business of the Corporation as presently conducted does not conflict with valid licenses, trademarks, trademark rights, trade names, trade name rights, service marks or patents of others in any way likely to affect adversely, in any material respect the Intellectual Property.

          2.14. Insurance.

Schedule 2.14 hereto contains a complete and correct list and summary description of all policies of insurance in which the Corporation or its officers or directors (in such capacity) is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect and provide the type and amount of coverage reasonably required for the business of the Corporation.

          2.15.  Bank Accounts and Powers of Attorney.

Schedule 2.15 hereto contains a complete and correct list showing
(i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Corporation.

          2.16. Employee Arrangements; ERISA.

The Corporation has (i) no union, collective bargaining, employment, management, severance or consulting agreements to which the Corporation is a party or is otherwise bound, and (ii) no compensation plans, bonus plans, deferred compensation agreements, pension and retirement plans, profit-sharing plans, stock purchase and stock option plans. Schedule 2.16 hereto contains a complete and correct list and summary description of the Corporation's hospitalization, insurance plans or arrangements providing for benefits for employees of the Corporation. Such Schedule also lists the names and compensation of all persons whose total annual compensation (direct and indirect) from the Corporation
(whether salary, bonus or otherwise) during the last fiscal year was $30,000 or more, or who are presently scheduled to receive compensation of at least $30,000 during the current fiscal year or whose employment is not terminable at will by the Corporation. The Corporation has no employee benefits plans established or maintained by the Corporation which are qualified for federal income tax exemption under Sections
401 and 501 of the Code.

          2.17. Certain Business Matters.

Except as set forth in Schedule 2.17 hereto, and other than any agreements with Stephan, (i) the Corporation is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of its products and services, (ii) the Corporation does not have any sole-source supplier of significant goods or services (other than utilities) with respect to which practical alternative sources are not available on comparable terms and conditions, (iii) there are not pending and, to the Corporation's and Majority Stockholder's best knowledge there are not threatened, any labor negotiations involving or affecting the Corporation and, to the Corporation's and Majority Stockholder's best knowledge, no organizing activities involving union representation exist in respect of any of its employees, (iv) the Corporation neither gives nor is bound by any express warranties relating to its products or services and, to the best knowledge of the Corporation and the Majority Stockholder, there has been no assertion of any breach of product warranties which could have a material adverse effect on the business or condition
(financial or otherwise) of the Corporation and, to the best knowledge of the Corporation and the Majority Stockholder, there are no problems or potential problems with respect to any product sold by the Corporation whether relating to its safety, efficacy, shelf life or otherwise, (v) the Corporation is not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person, and (vi) the Corporation is not a party to or bound by any agreement or involved in any transaction in which any officer, director, debtholder or Stockholder, or any Affiliate or Associate (as defined below) of any such person has, or had when made, a direct or indirect material interest.

          2.18.  Certain Contracts.

Schedule 2.18 hereto contains a complete and correct list of all contracts, commitments,obligations and undertakings, written or oral, to which the Corporation is a party or otherwise bound, except for each of those which (i) was made in the ordinary course of business,
(ii) either is terminable by the Corporation without liability, expense or other obligation on 30 days' notice or less, or may be anticipated to involve aggregate payments to or by the Corporation of $5,000 or less, provided that such agreements are not extraordinary (based upon past operating practice) as to price, quantity, terms or conditions (or the equivalent) calculated over the full term thereof and (iii) is not otherwise material to the business, condition (financial or otherwise), properties, or assets of the Corporation.
Complete and correct copies of all contracts, commitments, obligations and undertakings set forth in Schedule 2.18 hereto have been furnished to Stephan, and except as expressly stated in Schedule 2.18, each of them is in full force and effect no person or entity which is a party thereto or otherwise bound thereby is, to the best knowledge of the Corporation and the Majority Stockholder, in default thereunder, and no event, occurrence, condition or act exists which, with the giving of notice or the lapse of time or both, would give rise to a default or right of cancellation thereunder, and the Corporation is not in default thereunder and no event, occurrence, condition or act exists by or on behalf of the Corporation which, with the giving of notice or the lapse of time or both would give rise to a default by the Corporation thereunder, and to the Corporation's and Majority Stockholder's best knowledge, there have been no threatened cancellations thereof and there are no outstanding disputes thereunder.

          2.19. Customers.

Except as set forth in Schedule 2.19
hereto, the Corporation has received no oral or written complaints involving an amount of $25,000 or more with respect to its supply, purchase, sale, distribution, sales representative or similar agreements necessary for the normal operation of the business or any notice from any customer that it intends to return any inventory of the Corporation other than in customary amounts in the ordinary course of business. Schedule 2.19 hereto contains a true and complete list of all of the Corporation's major customers. Except as set forth in Schedule 2.19 hereto, since the date of the Balance Sheet, there has been no material reduction or termination of any business between the Corporation and any of its customers and the Corporation has received no notice stating that any customer expects to materially reduce or terminate its business with the Corporation by reason of the transactions contemplated by this Agreement or for any other reason whatsoever. The Corporation has no agreement or understanding with any customer that upon return of any products to the Corporation that such customer will be entitled to a credit for any amount other than the invoice price of the products so returned.

          2.20. Approvals.

The Corporation has obtained and there
remain in effect all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises necessary for the operation of its business as presently conducted by it, and the continued operation thereof on substantially the same basis immediately following the Closing.

          2.21. Brokers.

The Corporation and the Majority Stockholder hereby represent and warrant that no agent, broker, person or firm acting on behalf of the Corporation or the Stockholders or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby, from the Corporation or any of the Stockholders.

          2.22. Stockholders.

The Stockholders and the Corporation hereby represent and warrant that Schedule 2.22 hereto accurately sets forth the names of each of the Stockholders, their respective addresses, including the state in which each is a resident and the number of shares of Stock owned by each. All such shares of Stock are, and at the Closing
Date will be, free and clear of any and all liens, claims, charges, security interests or other encumbrances, including, without limitation, voting or stockholder agreements and trusts, first refusal rights, options or similar rights. Each Stockholder is an "accredited investor", as such term is defined in Rule 501 in Regulation
D under the Securities Act. Each Stockholder has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the respective Stephan Stock to be received by such Stockholder. Each Stockholder acknowledges that Stephan has made available to such Stockholder the opportunity to ask questions of and receive satisfactory answers from Stephan concerning Stephan and the Stephan
Stock. All such questions have been answered to the satisfaction of each of the Stockholders. Shares of Stephan
Stock issued are being acquired by each Stockholder for such Stockholder's own account, for investment and not with a view to, or for resale in connection with, any distribution of such shares within the meaning of the Securities Act except in accordance with all applicable Federal and state laws.

          2.23. Disclosure.

No representation or warranty made by the Corporation or the Majority Stockholder in any of the Executed Agreements contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

          2.24. Stockholders' Deficiency.

The stockholders' deficiency of the Corporation as of the Closing Date shall not exceed $1,750,000.

          2.25. Affiliated Transactions.

Except for that certain Employment Agreement dated as of June 1, 1994, between the Majority Stockholder and TSA (the "Existing Employment Agreement"), the Majority Stockholder is not a party to any agreement, transaction or arrangement (oral or written) with or involving the Corporation or any "associate" or "affiliate" (each as defined in Rule 405 promulgated under the Securities Act, and as used herein "Associate" and "Affiliate", respectively) of the Corporation or any of the Stockholders or any Affiliate or Associate of any Stockholder. In addition, other than in respect of the Existing Employment Agreement, and subject to Section 1.2(b) hereof, the Majority Stockholder has no claims, monetary or otherwise, of any sort against the Corporation.
Notwithstanding anything to the contrary contained herein, other than in respect of the Existing Employment Agreement, and subject to Section 1.2(b) hereof, the Majority
Stockholder hereby releases and discharges the Corporation from all claims, actions or suits that he now has or may hereafter have against the Corporation.

        2.26. Claims Against Corporation.

Except as set forth in Schedule 2.26 hereto, the Corporation has no debts, obligations or liabilities owing to the Majority Stockholder and, to the best knowledge of the Corporation, nothing exists that could give rise to a claim by the Majority
Stockholder of any such debts, obligation or liability of the Corporation to the Majority Stockholder.

        2.27. Bankruptcy.

Neither the Corporation nor the Majority Stockholder have any present intention to immediately commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to either of them, or seeking to adjudicate either of them a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for either of them or for all or any substantial part of their assets.
To the best knowledge of the Corporation and the Majority
Stockholder no third party is seeking to institute any of the foregoing proceedings against the Corporation or the Majority Stockholder.

     2.28. Governmental Authorizations, Third Party Consents.

Except as set forth in Schedule 2.28 hereto, no approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any governmental authority or any other entity, and no lapse of a waiting period, is necessary or required to be obtained by the Corporation or any Stockholder in connection with the execution, delivery or performance by any of them, of this Agreement or the transactions contemplated hereby.

          2.29. No Dividends or Payments.

Since January 1, 1995, except as set forth in Schedule 2.29 hereto, the Corporation has not paid any dividends on any Stock or made any other payments or distributions of any sort to any Stockholder or any Affiliate or Associate of any Stockholder.

         3.  Representations and Warranties of Stephan.

Stephan hereby represents and warrants to, and covenants and agrees with, the Stockholders as follows:

         3.1.  Organization, Standing and Power.

Stephan is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it.

          3.2.  Capitalization.

The authorized capital stock of Stephan consists of 25 million shares of common stock, par value $.Ol per share, of which, as of May 31, 1996, approximately 4,122,484 shares were issued and outstanding, and one million shares of preferred stock, none of which are issued and outstanding. The shares of Stephan Stock for which the outstanding shares of Stock shall be exchanged on the Closing Date shall be, upon receipt of the exchanged
Stock in payment therefor, duly and validly issued and fully paid and nonassessable. There is no personal liability, and there are no preemptive or similar rights, attached to the Stephan Stock.

          3.3.  Authority.

The execution and delivery by Stephan of this Agreement and of each of the other Executed Agreements to which it shall be a party, the performance by Stephan of its obligations under this Agreement or such Executed Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Stephan, and Stephan has all necessary corporate power with respect thereto. This Agreement and the Executed Agreements are, or when executed and delivered by Stephan shall be, the valid and binding obligations of Stephan, enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by the operation of bankruptcy, insolvency or similar laws. Neither the execution and delivery by Stephan of such of the Executed
Agreements, nor the consummation of the transactions contemplated thereby, nor the performance by Stephan of its respective obligations thereunder, shall (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the Articles of Incorporation or By-Laws of Stephan, (ii) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefit to Stephan, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Stephan is a party or by which it or any of its properties or assets may be bound and which is material to it, (iii) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the material properties or assets of Stephan, or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Stephan or any of its properties or assets.

          3.4.  Filings.

Since January 1, 1995, Stephan has filed all reports with the Securities and Exchange Commission required to be filed pursuant to the Securities Exchange Act of 1934, as amended. Such reports did not (as of their respective filing dates) contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          3.5.  Brokers.

No agent broker, person or firm acting on behalf of Stephan or under its authority is or shall be entitled to a brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby.

     4.  Covenants of the Majority Stockholder and the Corporation.

The Majority Stockholder and the Corporation jointly and severally covenant and agree to perform or take any and all such actions to effectuate the following from the date hereof until the Closing Date.

          4.1.  Investigation by Stephan.

Stephan may, prior to the Closing Date, through its representatives (including its counsel, accountants and consultants) make such investigations of the properties, offices and operations of the Corporation and such audit of the financial condition of the Corporation as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigation enabling it to familiarize itself with such properties, offices, operations and financial condition; such investigation shall not however, affect the Corporation's or the Stockholders' representations, warranties and agreements hereunder. The
Corporation and the Stockholders shall permit Stephan and its authorized representatives to have, after the date hereof, full access to the premises and to all books and records and tax returns of the Corporation and Stephan shall have the right to make copies thereof and excerpts therefrom. The Corporation and the Stockholders shall furnish Stephan with such financial and operating data and other information with respect to the Corporation as Stephan may from time to time reasonably request.

          4.2.  Carry on in Ordinary Course.

Except with Stephan's prior written consent, the Corporation shall carry on its business diligently and substantially in the same manner as heretofore conducted, and shall not (i) institute any unusual or novel methods of lease, management, accounting or operation, (ii) make any material change in the character of the business of the Corporation, (iii) amend any contract, lease or agreement utilized in the business of the Corporation, (iv) enter into any material contract or commitment or (v) agree, or incur any obligation, to do any of the foregoing.

          4.3.  Other Transactions.

The Corporation and the Majority Stockholder shall not, and shall cause the Corporation's directors, officers, employees, agents and affiliates or associates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any negotiations with, or furnish any information to, any person, other than Stephan or a representative thereof, with respect to the acquisition of all or any part of the business or assets of the Corporation or any of its securities. Should the Corporation or any of its affiliates or associates, during such period, receive any offer or inquiry relating to such acquisition, or obtain information that such an offer is likely to be made, they will provide Stephan with immediate written notice thereof, which notice will include the identity of the prospective offeror and the price and terms of any offer.

          4.4.  Consents.

The Majority Stockholder shall cause the Corporation to, and the Corporation shall, use its best efforts to obtain in writing, prior to the Closing Date, all consents, approvals, waivers, authorizations and orders necessary or reasonably required in order to permit it to effectuate this Agreement and to consummate the transactions contemplated here-by (collectively, "Consents"). All such Consents will be in writing and copies thereof will be delivered to Stephan promptly after the Corporation's receipt thereof but no later than immediately prior to Closing.

          4.5.  Audit.

The Majority Stockholder shall cause the Corporation to, and the Corporation shall, promptly commence, conduct and, to the extent possible prior to the Closing, complete an audit of the books, records and financial statements of the Corporation. Such audit shall be prepared in accordance with GAAP by independent public accountants mutually acceptable to Stephan and the Corporation for the fiscal years ending December 31, 1994 and December 31, 1995.

          4.6.  Supplemental Disclosure.

The Majority Stockholder and the Corporation agree that with respect to their representations and warranties made in this Agreement they will have a continuing obligation to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto.

     5.  Covenants of Stephan.

Stephan covenants and agrees to perform or take any and all such actions to effectuate the following:

          5.1.  Registration of Stephan Stock.

As soon as reasonably practicable after the date hereof, Stephan shall, subject to applicable legal requirements, prepare and file a registration statement on Form S-3 (the "Registration Statement") under the Securities
Act and shall enter into customary agreements (including indemnity agreements) in connection with such Registration Statement covering the resale by the Preferred Stockholders of the shares of Registered Stephan Stock to be issued to the Preferred Stockholders pursuant to this Agreement. Stephan shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon as reasonably practicable after the filing thereof. Registration of the Registered Stephan Stock pursuant to the Registration Statement shall not be underwritten by any broker/dealer. Costs of the Registration Statement other than brokerage and related commission costs, shall be borne by Stephan.

          5.2.  Employment Agreement.

On the Closing Date, Stephan shall enter into the Employment
Agreement with the Majority Stockholder substantially in the form set forth as Exhibit A hereto (the"Employment Agreement").

     6.  Conditions of Stephan's Obligation to Close.

The obligation of Stephan to close under this Agreement is subject to the following conditions any of which may be waived by Stephan in writing at or prior to Closing:

          6.1.  Agreements and Conditions.

On or before the Closing Date, the Majority Stockholder and the Corporation shall have complied with and daily performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          6.2.  Representations and Warranties.

The representations and warranties of the Stockholders and the Corporation contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          6.3.  Loss, Damage or Destruction.

Between the date hereof and the Closing Date there shall not have been any loss, damage or destruction to or of any of the assets, property or business of the Corporation in excess of $25,000 in the aggregate, whether or not covered by insurance, nor shall the assets, properties, business or prospects of the Corporation have been adversely affected in any way as a result of any fire, accident, or other casualty, war, civil strife, riot or act of God or the public enemy or otherwise.

          6.4.  No Legal Proceedings.

No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting the Corporation which involve a demand for any judgment or liability, whether or not covered by insurance, and which may result in any adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of the Corporation.

          6.5.  Certificate.

Stephan shall have received a certificate dated the Closing Date and executed by the Majority Stockholder and an authorized officer of the Corporation to the effect that the conditions expressed in Sections 6.1, 6.2, 6.3 and 6.4 have been fulfilled.

          6.6.  Consents.

Stephan shall have received all Consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

          6.7.  Termination of any Affiliated Agreements.

Stephan shall have received evidence satisfactory to it that all agreements, written or oral, between any Stockholder and the Corporation or any Affiliate or Associate of such Stockholder and the Corporation, including, without limitation, the agreement to repay that certain loan by the Majority Stockholder to the Corporation in the amount of $100,000 and that certain Employment Agreement, dated as of July 22, 1994, by and between TSA and the Majority Stockholder, but, subject to Section 1.2(b) hereof, specifically excluding the Existing Employment Agreement, shall have been terminated, without any payment by or further liability to the Corporation.

          6.8.  Employment Agreement.

Stephan and the Majority Stockholder shall have entered into an Employment Agreement substantially in the form set forth as Exhibit A hereto.

          6.9.  Exemption From Securities Act.

The issuance to the Stockholders by Stephan of the Stephan Stock shall, based upon information provided to Stephan by the Corporation and the Stockholders, qualify as an offering and sale exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D of said Securities Act and shall comply with the requirements of all states, and other regulations currently in effect relating to "privateofferings" of the type to be made by Stephan hereunder.

          6.10. Cosmair Agreement.

Stephan and Cosmair, Inc. shall have consummated their transaction regarding the Redken Note substantially on the terms set forth in Exhibit B hereto.

          6.11. Amendment of Sorbie Products Agreement.

Stephan shall have received evidence satisfactory to it that an amendment and restatement of the Sorbie Products Agreement between the Corporation, Sorbie Trading Limited, Trevor Sorbie International, PLC, and
Trevor Sorbie substantially as set forth as Exhibit C hereto shall have been executed by all parties thereto.

          6.12. Termination of Sampson Arms Royalty Agreement.


Stephan shall have received evidence satisfactory to it that the Royalty Agreement, dated August 1, 1994, between the Corporation and Charles J. Walsh, as assigned to Sampson Arms Inc. as of April 1, 1995, has been terminated.

     7.  Conditions of the Stockholders' and the Corporation's
         Obligations to Close.

The obligations of the Stockholders and the Corporation to close under this Agreement are subject to the following conditions any of which may be waived by the Corporation in writing at or prior to Closing:

          7.1.  Agreements and Conditions.

On or before the Closing Date, Stephan shall have complied with and duly performed all agreements and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

          7.2.  Representations and Warranties.

The representations and warranties of Stephan contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          7.3.  No Legal Proceedings.

No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

          7.4.  Employment Agreement.

Stephan and the Majority Stockholder shall have entered into an Employment Agreement substantially in the form set forth as Exhibit A hereto.

     8.  Indemnification.

          8.1. (a) Indemnity of the Corporation and the Stockholders. The Majority Stockholder and, with respect to covenants to be performed, and representations and warranties made, prior to the Closing Date, the Corporation, hereby jointly and severally agree, and, with respect to the representations and warranties relating specifically to them in Sections
2.2, 2.4 and 2.22 hereof only, the Preferred Stockholders hereby severally agree, to indemnify, hold harmless, pay and reimburse Stephan, from and against (i) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution, or defense of the matter), which may be asserted against or sustained or incurred by any or all of the indemnified parties, whether or not in connection with any third party claim, in connection with, arising out of or relating to any breach or alleged breach of any of the representations, warranties, agreements and covenants made by any or all of the indemnifying parties in this Agreement (including the Schedules attached hereto and any certificates delivered hereunder), and (ii) any and all costs and expenses (including, but not limited to, reasonable legal fees and expenses) incurred by any or all of the indemnified parties in connection with the enforcement of their rights under this Section 8, whether incurred by an indemnified party in an action with an indemnifying party or with a third party, (all amounts described in preceding clauses (i) and (ii) above to be hereafter collectively referred to as "Losses"). In addition to the foregoing, the Preferred Stockholders agree to indemnify, hold harmless, pay and reimburse Stephan for all Losses incurred by Stephan in connection with the Registration Statement to the extent such Losses were caused by information (or omissions in such information) provided by the Preferred Stockholders for inclusion in the Registration Statement.

          (b) Indemnity of Stephan. Stephan agrees to indemnify, hold harmless, pay and reimburse the Stockholders from and against any Losses, in connection with, arising out of or relating to any breach or alleged breach of any of the representations, warranties, agreements or covenants made by Stephan in this Agreement. In addition to the foregoing, Stephan agrees to indemnify, hold harmless, pay and reimburse the Preferred Stockholders for all Losses incurred by them in connection with the Registration Statement to the extent that such Losses were caused by information or omissions contained in the Registration Statement, other than information or omissions for which any of the Preferred Stockholders shall have been responsible.

          (c) Notwithstanding anything to the contrary set forth herein, if any claim is made against Stephan or the Corporation or any of their respective affiliates or subsidiaries alleging sexual harassment or similar actions against Eugene Strong while he was an employee of the Corporation (the "Strong Claim"), then Stephan shall indemnify, hold harmless, pay and reimburse the Majority
Stockholder only for the first $25,000 of Losses related to any and all Strong Claims. Any Losses arising from the Strong Claims beyond $25,000 shall be paid by the Majority Stockholder.

          8.2.  Procedures for Indemnification.

In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice prior to the expiration of 90 days after the end of the applicable Survival Period, as defined in Section 10.9 below, to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense; provided, however, that the Indemnifying Party shall not settle or compromise any claim, action or proceeding without the prior written consent of the Indemnified Party.

     9.  Termination of Shareholders Agreement.

The parties to that certain Shareholders Agreement ("Shareholders Agreement"), dated as of July 22, 1994, between the Corporation, the Majority Stockholder, Donald S. Chadwick, David Chadwick, Apollo Trust Company, as trustee for
John C. Bryan, II, IRA, and John C. Bryan, II hereby agree that the Shareholders Agreement is hereby forthwith terminated and the parties to the Shareholders Agreement further acknowledge and agree that there is no obligation or liability owed by the Corporation to any party to such Shareholders Agreement pursuant to such Shareholders Agreement.

     10.  Miscellaneous Provisions.

          10.1.  Public Announcements.

The Corporation, the Stockholders and Stephan agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of Stephan under applicable securities law.

          10.2. Confidentiality.

The Corporation, the Stockholders and Stephan agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any of the terms of this Agreement except as may be required by the disclosure obligations of Stephan under applicable securities laws or as may be required to be disclosed to the attorneys and/or accountants of the parties hereto in connection with the transactions contemplated hereby.

          10.3. Notification.

Each party hereto shall give the other party or parties hereto prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute, a breach of any representation or warranty of the party giving such notice made herein or pursuant hereto and
(ii) the taking of any action by the party giving such notice that would breach or violate, or constitute a default under, any agreement or covenant of such party made herein or pursuant hereto. The giving of any such notice shall not affect, modify or limit in any way any representation, warranty, agreement or covenant of the parties made herein or pursuant hereto.

          10.4.  Execution in Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          10.5.  Notices.

 All notices, requests, demands and other communications which are required or may be given pursuanto the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand or posted in the United States mail by registered or certified mail with postage pre-paid, return receipt requested, (i) if to Stephan, to 1850 W. McNab Road, Ft. Lauderdale, FL 33309, Attention: President, with a copy to Stephen R. Connoni, Esq., at Hertzog, Calamari & Gleason, 100 Park Avenue, New
York, NY 10017; and (ii) if to the Stockholders or the Corporation, to Charles V. Hall c/o Stephan, 1850 W. McNab Road, Ft. Lauderdale, FL 33309, or to such other address(es) as shall be specified by like notice to the other parties.

          10.6.  Amendments.

This Agreement may be amended or modified at any time prior to the Closing Date, but only bya written instrument executed by all of the parties hereto.

          10.7.  Entire Agreement.

This Agreement (together with the other agreements, instruments and documents delivered pursuant hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          10.8.  Applicable Law.

This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be wholly performed therein.

          10.9.  Survival of Representations.

The parties hereto agree that the representations and warranties contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto until the date occurring ten (10) days after Stephan's Form 10-K is filed with the Securities and Exchange Commission in respect of fiscal year 1996, except that (i) any representations and warranties by the Majority Stockholder relating to tax matters made pursuant to Section 2.10 of this Agreement or employee arrangements made pursuant to Section 2.16 of this Agreement shall survive for the applicable statute of limitations with respect to any year subject to review by any governmental authority and (ii) the representations and warranties regarding the Stockholders' ownership of the Stock made in Section 2.22 of this Agreement shall survive indefinitely (each, a "Survival Period").

          10.10.  Termination.

 This Agreement may be terminated at any time prior to the Closing Date by any of the following:

               (i) By mutual written agreement of Stephan and the Majority Stockholder and the Corporation;

               (ii) By either Stephan or the Majority Stockholder, if the Closing has not occurred by June 30, 1996, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the principal reason for the Closing's failure to occur;

               (iii) Subject to the provisions of Section 10.11 hereof, by Stephan, by written notice to the Majorit Stockholder and the Corporation, if there has been a material violation or breach of any of the Majority Stockholder's or the Corporation's covenants or agreements made herein or in connection herewith or if any representation or warranty of the Stockholders or the Corporation made herein or in connection herewith proves to be materially inaccurate or misleading; or

               (iv) Subject to the provisions of Section 10.11 hereof, by the Majority Stockholder, by written notice to Stephan, if there has been a material violation or breach of any of Stephan's covenants or agreements made herein or in connection herewith or if any representation or warranty of Stephan made herein or in connection herewith proves to be materially inaccurate or misleading.

          10.11.  Effects of Termination.

If this Agreement is terminated as provided in Section 10.10 hereof, then this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto (or any of their respective stockholders, officers, directors or employees), except based upon the agreements contained in Sections 10.1, 10.2 and 10.13 hereof; provided, however, that if Stephan terminates this Agreement pursuant to
Section 10.10(iii) hereof, or the Majority Stockholder terminates this Agreement pursuant to Section 10.10(iv) hereof, the non-terminating party shall remain liable for any breach hereof.

          10.12. Headings.

The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          10.13.  Fees and Disbursements.

Each of the Majority Stockholder and the Preferred Stockholders (and not the Corporation) and Stephan shall pay his/its own expenses, and the fees and disbursements of the counsel, accountants or auditors retained by it in connection with the preparation, execution and delivery of this Agreement; provided, however, that the costs of the audit to be undertaken by the Corporation pursuant to Section 4.5 hereof shall be borne by Stephan.

          10.14.  Transfer Taxes.

Any Taxes in the nature of a sales or transfer tax (including any realty transfer tax or realty gains transfer tax), and any stock transfer tax, payable on the sale or transfer of all or any portion of the Stock or the consummation of any other transaction contemplated hereby shall be paid by Stephan.

          10.15.  Assignment.

This Agreement may not be assigned by the Corporation or any Stockholder without the prior written consent of Stephan. This Agreement may not be assigned by Stephan, except for an assignment by Stephan to any subsidiary, without the prior written consent of the Majority Stockholder.

          10.16.  Binding Effect; Benefits.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.17. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                            THE STEPHAN CO.


                                            By:
                                              Frank F. Ferola
                                              President

                                            SORBIE ACQUISITION CO.


                                            By:
                                               Charles V. Hall
                                               President

                                            MAJORITY STOCKHOLDER:


                                            Charles V. Hall

                                            PREFERRED STOCKHOLDERS:


                                            Edward A. Kelly


                                            Charles Asher-Walsh


                                            ESTATE OF BELLE D. BALDWIN


                                            By:
                                            Title:



                                            David Chadwick


                                            Lawrence Walsh

     The following signatories hereby execute this Agreement with respect to Section 9 only.



                                           Donald S. Chadwick


                                           John C. Bryan, II


                                           APOLLO TRUST COMPANY, Trustee
                                           For John C. Bryan, II, IRA



                                           By: